News Release
www.aviatnetworks.com

Aviat Networks Announces Fiscal Second Quarter
2012 Financial Results

SANTA CLARA, Calif., February 1, 2012 -- Aviat Networks, Inc. (NASDAQ: AVNW), a leading expert in wireless transmission solutions, today reported financial results for the second quarter of fiscal year 2012, which ended December 30, 2011.

Financial Highlights for Q2FY12

•	Book to Bill above 1

•	Revenue for the quarter was within guidance at $105M

•	GAAP Gross Margin of 30.4%; Non-GAAP Gross Margin of 31.4%

•	GAAP Net Loss including discontinued operations of $(12.8M) or $(0.22) per share; Breakeven Non-GAAP Earnings per share

•	Generated positive cash flow in core business

GAAP Financial Results

For the second quarter of fiscal year 2012, revenue was $105.0 million, compared with $115.3 million in the year-ago quarter. Revenue and results of operations from our WiMAX business are classified as discontinued operations for all periods presented. The Company reported a net loss, including discontinued operations, of $(12.8) million or $(0.22) per share, compared with a net loss of $(12.5) million or $(0.21) per share in the year-ago quarter. Loss from continuing operations was $(10.0) million or $(0.17) per share compared with the loss from continuing operations of $(10.0) million or $(0.17) per share in the year-ago quarter.

Cash and cash equivalents were $84.3 million as of December 30, 2011 compared with $87.6 million as of the end of the prior quarter.

Non-GAAP Financial Results

Non-GAAP income from continuing operations for the quarter was $0.3 million or $0.00 per share, compared with a non-GAAP income from continuing operations of $2.4 million, or $0.04 per share, in the year ago quarter.

The second quarter of fiscal year 2012 non-GAAP results exclude $9.5 million of pre-tax charges composed primarily of the following:

•	$5.6 million of goodwill impairment charges

•	$0.9 million write-off of deferred inventory costs associated with a legacy product line

•	$1.3 million for share-based compensation expense

•	$0.8 million for the amortization of purchased intangibles

•	$0.3 million for transactional tax assessments

•	$0.1 million of restructuring charges

The second quarter of fiscal year 2012 non-GAAP results also exclude an income tax provision of $0.8 million. Loss from discontinued operations, net of taxes was $2.8 million for the quarter.

A reconciliation of GAAP to non-GAAP financial measures for the quarter comparison with the year ago period is provided on Table 4 along with the accompanying notes.

Second Quarter Revenue by Segment (excluding discontinued operations)

Revenue in the North America segment was $44.2 million in the second quarter of fiscal 2012, compared with $40.3 million in the year ago quarter and $37.1 million in the prior quarter. International revenue was $60.8 million, compared with $75.0 million in the year ago quarter and $74.3 million in the prior quarter.

“We are pleased with another solid quarter across the board,” said Michael Pangia, president and CEO, Aviat Networks. “Our global team executed as planned and we overcame the challenges in Thailand from the recent flooding. Given the progress and momentum we have made in meeting our commitments in the first half of our fiscal year 2012, we are confident that we are on track to meet our key objectives during the remainder of this year.”

Outlook

Based on current trends, the third fiscal quarter revenue outlook range is $100 to $110 million.  Gross margins in the quarter are expected to be in the range of 29.5% - 30.5%. Operating expenses should run in the $31.5M - $32.5M range and cash flow should be in the range of -$2M to +$2M.
Conference Call Details

Aviat Networks, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss the Company's financial results. Those wishing to join the call should dial 480-629-9771 or toll free at 877-762-8779 access code 4503833 at approximately 4:20 p.m. Eastern Time. A replay also will be available starting approximately one hour after the completion of the call until February 8, 2012. To access the replay, dial 303-590-3030 or toll free at 800-406-7325 access code 4503833. A live and archived webcast of the conference call will also be available via the Company's Web site at http://investors.aviatnetworks.com/events.cfm.

Non-GAAP Measures and Comparative Financial Information

Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating income or loss, income tax provision or benefit, income or loss from continuing operations and basic and diluted income or loss per share from continuing operations on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand our performance.

Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company's financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.

About Aviat Networks
Aviat Networks, Inc. is a leader in wireless transmission solutions. We apply innovation and IP networking expertise toward building a carrier class foundation for future mobile and fixed broadband networks. With more than 750,000 systems installed around the world, Aviat Networks has built a reputation as a leader in offering best-of-breed solutions including LTE-ready microwave backhaul and a complete portfolio of service and support options to public and private telecommunications operators worldwide. With a global reach and local presence in more than 46 countries, Aviat Networks works by the side of its customers allowing them to quickly and cost effectively seize new market and service opportunities. Aviat Networks is headquartered in Santa Clara, California and is listed on NASDAQ (AVNW). For more information, please visit www.aviatnetworks.com or join the dialogue at www.twitter.com/aviatnetworks.
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Media Contact:

Cynthia Johnson, Aviat Networks, Inc., (408) 550-3321, cynthia.johnson@aviatnet.com

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks, Inc. and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including "anticipates", "believe", "plan", "estimate", "expect", "goal", "will", "see", "continues", "delivering", "view", and "intend", or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business.

For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 12, 2011 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2012 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 30, 2011	December 31, 2010 (1)	December 30, 2011	December 31, 2010 (1)
	(In millions, except per share amounts)
Revenue from product sales and services	$105.0	$115.3	$216.4	$215.7
Cost of product sales and services	73.0	77.8	151.5	151.7
Amortization of purchased technology	0.1	0.1	0.3	0.3
Gross margin	31.9	37.4	64.6	63.7
Research and development expenses	8.8	11.2	17.8	20.9
Selling and administrative expenses	25.3	25.1	49.9	53.5
Amortization of intangible assets	0.7	0.7	1.4	1.4
Goodwill impairment charges	5.6	—	5.6	—
Restructuring charges	0.1	3.4	1.0	9.0
Operating loss	(8.6)	(3.0)	(11.1)	(21.1)
Loss on sale of NetBoss assets	—	(0.5)	—	(4.4)
Other expenses	(0.3)	(0.5)	(0.3)	(0.5)
Interest income	0.1	—	0.3	0.1
Interest expense	(0.4)	(0.7)	(0.8)	(1.3)
Loss from continuing operations before income taxes	(9.2)	(4.7)	(11.9)	(27.2)
Provision for (benefit from) income taxes	0.8	5.3	1.8	(0.2)
Loss from continuing operations	(10.0)	(10.0)	(13.7)	(27.0)
Loss from discontinued operations, net of tax	(2.8)	(2.5)	(5.9)	(6.8)
Net loss	$(12.8)	$(12.5)	$(19.6)	$(33.8)
Basic and diluted net loss per common share:
Continuing operations	$(0.17)	$(0.17)	$(0.23)	$(0.46)
Discontinued operations	$(0.05)	$(0.04)	$(0.10)	$(0.12)
Net loss per common share	$(0.22)	$(0.21)	$(0.33)	$(0.58)
Basic and diluted weighted average shares outstanding	59.0	58.4	58.9	58.4

_____________________________________________________

(1)
Beginning in the third quarter of fiscal 2011, the results of the WiMAX business are presented as discontinued operations in our consolidated financial statements. Prior year period results are reclassified to conform to current period presentation.

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2012 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 30, 2011	July 1,2011
	(In millions)
Assets
Cash and cash equivalents	$84.3	$98.2
Receivables, net	113.7	133.0
Unbilled costs	25.8	24.8
Inventories	42.3	50.6
Customer service inventories	19.5	21.2
Other current assets	18.0	22.5
Property, plant and equipment, net	22.0	21.6
Goodwill	—	5.6
Identifiable intangible assets, net	2.3	4.1
Other assets	1.9	2.3
	$329.8	$383.9
Liabilities and Stockholders' Equity
Short-term debt	$6.0	$6.0
Accounts payable	42.3	70.3
Redeemable preference shares	8.3	8.3
Accrued expenses and other current liabilities	105.0	112.5
Reserve for uncertain tax positions and other long-term liabilities	8.7	9.1
Stockholders' equity	159.5	177.7
	$329.8	$383.9

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2012 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Two Quarters Ended
	December 30, 2011	December 31, 2010 (1)
	(In millions)
Net loss	$(19.6)	$(33.8)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of identifiable intangible assets	1.7	1.7
Goodwill impairment charges	5.6	—
Depreciation and amortization of property, plant and equipment and capitalized software	2.1	4.2
Bad debt expenses	1.9	0.9
Share-based compensation expense	2.3	2.1
Deferred income tax (benefit) expense	—	(7.5)
Inventory write-downs	2.6	10.4
Loss on held for sale assets, net	2.0	—
Loss on sale of NetBoss assets	—	4.4
Changes in operating assets and liabilities:
Receivables	17.4	(39.8)
Unbilled costs	(1.0)	(0.6)
Inventories	7.2	(10.3)
Customer service inventories	0.3	(2.2)
Accounts payable	(28.0)	23.7
Accrued expenses	1.8	(1.4)
Advance payments and unearned income	(8.7)	3.7
Income taxes payable or receivable	1.1	7.0
Restructuring liabilities and other assets and liabilities	3.8	(3.0)
Net cash used in operating activities	(7.5)	(40.5)
Investing Activities
Cash received from sale of NetBoss assets	—	3.8
Cash disbursed related to sale of WiMAX business	(1.2)	—
Additions of property, plant and equipment	(3.4)	(3.4)
Additions of capitalized software	—	(0.7)
Net cash used in investing activities	(4.6)	(0.3)
Financing Activities
Proceeds from short-term debt arrangement	—	6.0
Payments on short-term debt arrangement	—	(5.0)
Net cash provided by financing activities	—	1.0
Effect of exchange rate changes on cash and cash equivalents	(1.8)	0.5
Net decrease in cash and cash equivalents	(13.9)	(39.3)
Cash and cash equivalents, beginning of period	98.2	141.7
Cash and cash equivalents, end of period	$84.3	$102.4

AVIAT NETWORKS, INC.
Quarter Ended December 30, 2011 Summaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income or loss, other income or loss, income tax provision or benefit, income or loss from continuing operations, and basic and diluted income or loss per share from continuing operations, adjusted to exclude certain costs, charges, gains and losses. Aviat Networks, Inc. (“we” or “our”) believes that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2012 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (2)
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended				Two Quarters Ended
	December 30, 2011	% of Revenue	December 31, 2010 (1)	% of Revenue	December 30, 2011	% of Revenue	December 31, 2010 (1)	% of Revenue
	(In millions, except per share amounts)
GAAP gross margin	$31.9	30.4%	$37.4	32.4%	$64.6	29.9%	$63.7	29.5%
Share-based compensation	0.1		0.1		0.2		0.2
Write-off of deferred inventory and E&O costs	0.9		—		1.0		—
Amortization of purchased technology	0.1		0.1		0.3		0.3
Non-GAAP gross margin	33.0	31.4%	37.6	32.6%	66.1	30.5%	64.2	29.8%
GAAP research and development expenses	$8.8	8.4%	$11.2	9.7%	$17.8	8.2%	$20.9	9.7%
Share-based compensation	(0.3)		(0.7)		(0.5)		(0.9)
Non-GAAP research and development expenses	8.5	8.1%	10.5	9.1%	17.3	8.0%	20.0	9.3%
GAAP selling and administrative expenses	$25.3	24.1%	$25.1	21.8%	$49.9	23.1%	$53.5	24.8%
Share-based compensation	(0.9)		(0.4)		(1.5)		(0.9)
Rebranding and transitional services	—		(0.7)		—		(0.9)
Other nonrecurring charges	(0.5)		—		(0.5)		—
Non-GAAP selling and administrative expenses	23.9	22.8%	24.0	20.8%	47.9	22.1%	51.7	24.0%
GAAP operating loss	$(8.6)	(8.2)%	$(3.0)	(2.6)%	$(11.1)	(5.1)%	$(21.1)	(9.8)%
Share-based compensation	1.3		1.2		2.2		2.0
Write-off of deferred inventory and E&O costs	0.9		—		1.0		—
Amortization of purchased technology	0.1		0.1		0.3		0.3
Rebranding and transitional services	—		0.7		—		0.9
Other nonrecurring charges	0.5		—		0.5		—
Amortization of intangible assets	0.7		0.7		1.4		1.4
Goodwill impairment charges	5.6		—		5.6		—
Restructuring charges	0.1		3.4		1.0		9.0
Non-GAAP operating income (loss)	0.6	0.6%	3.1	2.7%	0.9	0.4%	(7.5)	(3.5)%
GAAP other expense, net	$(0.6)	(0.6)%	$(1.7)	(1.5)%	$(0.8)	(0.4)%	$(6.1)	(2.8)%
Loss on sale of NetBoss assets	—		0.5		—		4.4
Transactional taxes assessments	0.3		0.5		0.3		0.5
Non-GAAP other expense, net	(0.3)	(0.3)%	(0.7)	(0.6)%	(0.5)	(0.2)%	(1.2)	(0.6)%
GAAP income tax provision (benefit)	$0.8	0.8%	$5.3	4.6%	$1.8	0.8%	$(0.2)	(0.1)%
Adjustment to reflect zero percent pro forma tax rate	(0.8)		(5.3)		(1.8)		0.2
Non-GAAP income tax provision	—	—%	—	—%	—	—%	—	—%
GAAP loss from continuing operations	$(10.0)	(9.5)%	$(10.0)	(8.7)%	$(13.7)	(6.3)%	$(27.0)	(12.5)%
Share-based compensation	1.3		1.2		2.2		2.0
Write-off of deferred inventory and E&O costs	0.9		—		1.0		—
Amortization of purchased technology	0.1		0.1		0.3		0.3
Rebranding and transitional services	—		0.7		—		0.9
Other nonrecurring charges	0.5		—		0.5		—
Amortization of intangible assets	0.7		0.7		1.4		1.4
Goodwill impairment charges	5.6		—		5.6		—
Restructuring charges	0.1		3.4		1.0		9.0
Loss on sale of NetBoss assets	—		0.5		—		4.4
Transactional taxes assessments	0.3		0.5		0.3		0.5
Adjustment to reflect zero percent pro forma tax rate	0.8		5.3		1.8		(0.2)
Non-GAAP income (loss) from continuing operations	$0.3	0.3%	$2.4	2.1%	$0.4	0.2%	$(8.7)	(4.0)%
Basic and diluted income (loss) per share from continuing operations
GAAP	$(0.17)		$(0.17)		$(0.23)		$(0.46)
Non-GAAP	$—		$0.04		$0.01		$(0.15)
Shares used in computing income (loss) per share from continuing operations, basic and diluted
GAAP	59.0		58.4		58.9		58.4
Non-GAAP	61.1		59.0		60.7		59.0

Notes to Table 4:

(1)
In the third quarter of fiscal 2011, the WiMAX business met the criteria to be considered held for sale. Beginning in the third quarter of fiscal 2011, the results of the WiMAX business are presented as a discontinued operation in our consolidated financial statements. Prior year period results have been reclassified to conform to current period presentation.

(2)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP financial measures exclude share-based compensation, write-off of deferred inventory and excess and obsolete inventory, amortization of purchased technology, amortization of intangible assets, goodwill impairment charges, restructuring charges, loss on sale of NetBoss assets, transactional tax assessments and adjustment to reflect zero percent pro forma tax rate. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

.

Table 5
AVIAT NETWORKS, INC.
Fiscal Year 2012 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 30, 2011	December 31, 2010	December 30, 2011	December 31, 2010
		(In millions)
North America	$44.2	$40.3	$81.2	$75.6
International:
Africa and Middle East	24.0	28.6	66.7	59.1
Europe and Russia	15.8	28.4	28.2	46.1
Latin America and AsiaPac	21.0	18.0	40.3	34.9
Total International	60.8	75.0	135.2	140.1
	$105.0	$115.3	$216.4	$215.7